DocuSign Envelope ID: BC0118C0-7D8D-4D57-9E7F-9B103E2F1016

MASTER SERVICES AGREEMENT
between
Capital One Services, LLC and
Inspirato LLC dated
September 29, 2023
AGREEMENT NO. 59325

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Table of Contents

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AGREEMENT NO. 59325
This MASTER SERVICES AGREEMENT, effective as of September 29, 2023 (the "Effective Date"), is made by and between Capital One Services, LLC, a Delaware limited liability company having offices at 1680 Capital One Drive, Tysons, Virginia 22102 ("Capital One"), and Inspirato LLC, a Delaware limited liability company having offices at 1544 Wazee St., Denver, CO 80202 (the "Service Provider"). References to a "Party" mean Capital One or Service Provider. References to the "Parties" mean Capital One and Service Provider.
1.DEFINITIONS
Unless otherwise defined in the Agreement, capitalized terms have the meanings ascribed to such terms below:
1.1Affiliate
“Affiliate” means, with respect to any entity, any other entity Controlling, Controlled by, or under common Control with, such entity at the time in question. For this purpose, “Control” and its derivatives mean, with regard to any entity, the legal, beneficial, or equitable ownership, directly or indirectly, of fifty percent (50%) or more of the capital stock (or other ownership interest if not a stock corporation) of such entity ordinarily having voting rights.
1.2Agreement
“Agreement” means collectively the Master Services Agreement and all related Statements of Work, Purchase Orders, schedules, attachments, and exhibits.
1.3Applicable Laws
“Applicable Laws” means, as and to the extent they apply or relate to the Parties or their Affiliates, the provision or use of the Services, or any other act, activity, or responsibility of the Parties or their Affiliates hereunder, and as may be amended or superseded and in effect from time to time during the Term, any certificate of incorporation, articles of association, by-laws, or other organizational or governing documents of the Parties, laws (including common law and national, federal, state, provincial, territorial, and local laws), codes, statutes, ordinances, rules, regulations, regulatory bulletins, self-regulatory standards, guidance, and advisories (including those of any regulatory or self-regulatory bodies or agencies), regulatory examinations or orders, and decrees and orders of any country, the European Union, or other national, federal, commonwealth, state, provincial, territorial, or local jurisdiction.
1.4Applicable Data Protection Laws
“Applicable Data Protection Laws” means all Applicable Laws pertaining to privacy, data security, data protection, confidentiality, or the Processing of Personal Information, Capital One Data, or other Capital One Confidential Information, including, to the extent applicable, each of the following, as amended or superseded, and any implementing laws, regulations, and guidance promulgated thereunder: the GLB Act (as defined in Section 1.13), the Fair Credit Reporting Act (15 U.S.C. § 1681 et seq.), the Fair and Accurate Credit Transactions Act of 2003 (15 U.S.C. § 1681 et seq.), the Economic Espionage Act (18 U.S.C. § 1831 et seq.), Section 5 of the Federal Trade Commission Act (15 U.S.C. § 45), the Dodd-Frank Wall Street Reform and Consumer Protection Act (12 U.S.C. §§ 5531 and 5536), the Controlling the Assault of Non-Solicited Pornography And Marketing Act of 2003 (15 U.S.C. § 7701 et seq.), the

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Telephone Consumer Protection Act of 1991 (47 U.S.C. § 227), the Health Insurance

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Portability and Accountability Act of 1996 (42 U.S.C. § 1320d et seq.), the Video Privacy Protection Act (18 U.S.C. § 2710), state privacy and data protection laws, including the California Consumer Privacy Act, the California Privacy Rights Act, and the regulations promulgated thereunder, state data security and breach notification laws, self-regulatory standards for online behavioral advertising, including the Digital Advertising Alliance Self-Regulatory Principles for Online Behavioral Advertising and Multi-Site Data, Canada’s Personal Information Protection and Electronic Documents Act, Canada’s Anti-Spam Legislation, the EU General Data Protection Regulation, and the EU ePrivacy Directive.
1.5Approved Subcontractor
“Approved Subcontractor” means a subcontractor identified as approved in a Statement of Work or approved by Capital One in accordance with Section 7.2, unless and until approval of such subcontractor is rescinded by Capital One in accordance with Section 7.2. Service Provider subcontractors requiring approval under this Agreement are limited to those that perform material portions of the Services, as defined in Section 7.2(A).
1.6Business Day
“Business Day” means every day, Monday through Friday, other than U.S. federal holidays.
1.7Capital One Data
“Capital One Data” means any data or information, including Personal Information, in any form, format or media, that is Processed by Service Provider, its Affiliates, or an Approved Subcontractor for or on behalf of Capital One in connection with the Services, including any data or information that: (A) is entered in, stored in, transferred to, or otherwise Processed through any System as part of the Services or created through Capital One’s use of the Services; (B) is furnished or made available, directly or indirectly, to Service Provider, its Affiliates, or an Approved Subcontractor by or on behalf of Capital One; (C) is obtained by Service Provider, its Affiliates, or an Approved Subcontractor from or through a System owned, operated, or controlled by Capital One or a Capital One Online Property, including through the use of tags, pixels, software development kits, or other technology implemented on or through a Capital One Online Property; or (D) relates to Capital One or its current, former, or prospective customers, applicants, employees, or contractors, or visitors to Capital One facilities or Capital One Online Properties.
1.8Capital One Materials
“Capital One Materials” means any Intellectual Property Rights independently developed by Capital One or other materials related to Intellectual Property Rights provided by Capital One that are not Capital One Confidential Information prior to the Effective Date and any third-party Intellectual Property Rights licensed by Capital One prior to the Effective Date.
1.9Capital One Online Property
“Capital One Online Property” means any website, mobile application, platform, or other site, app, kiosk, or other online property, in each case that is owned, operated, or controlled by Capital One.

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1.10Capital One Regulators
“Capital One Regulators” means all governmental regulators to which Capital One or any of its Affiliates is subject including the Consumer Financial Protection Bureau, Office of the Comptroller of the Currency, Federal Deposit Insurance Corporation, and Board of Governors of the Federal Reserve System.
1.11Confidential Information
“Confidential Information” means all information, in any form, furnished or made available directly or indirectly by one Party or its Affiliates to the other that is marked confidential, restricted, or with a similar designation, or information which, under the circumstances of its disclosure, a reasonable party would deem to be confidential information. Confidential Information will include: (A) the terms and conditions of the Agreement; (B) all non-public information pertaining to a Party's or its Affiliates’ operations, affairs, and businesses, as well as a Party's or its Affiliates’ financial condition and projections, business ventures, strategic plans, marketing strategies, and programs; (C) with respect to Capital One Confidential Information, all Capital One Data; and (D) any other information that is customarily or reasonably deemed confidential, a trade secret, or otherwise restricted under the circumstances. References to “Confidential Information” mean clauses (A)-(D) for Capital One. References to “Confidential Information” mean clauses (A), (B), and (D) for Service Provider. Notwithstanding the foregoing, “Confidential Information” will not include any information, other than Capital One Data, that Service Provider or Capital One can demonstrate: (AA) was, at the time of disclosure to it, in the public domain through no fault of the receiving Party or its Affiliates; (BB) after disclosure to it, is published or otherwise becomes part of the public domain through no fault of the receiving Party or its Affiliates; (CC) was lawfully in the possession of the receiving Party or its Affiliates at the time of disclosure to it without obligation of confidentiality; (DD) was received after disclosure to it from a third party who had a lawful right to disclose such information to it without any obligation to restrict its further use or disclosure; or (EE) was independently developed by the receiving Party or its Affiliates without reference to Confidential Information of the furnishing Party or its Affiliates.
1.12Deliverables
“Deliverables” means all Works that are prepared for and delivered to Capital One under this Agreement.
1.13GLB Act
“GLB Act” means the Gramm-Leach-Bliley Act [Pub. L. 106-102, 113 Stat. 1338 (1999)] and related regulations, and regulatory interpretations of either the Act or the regulations (including the Interagency Guidelines Establishing Information Security Standards and the Interagency Guidance on Response Programs for Unauthorized Access to Customer Information and Customer Notice adopted by federal bank regulatory agencies, such as the Office of Comptroller of the Currency and the Board of Governors of the Federal Reserve System), all as amended and supplemented from time to time.
1.14Indemnitees
“Indemnitees” means with respect to a Party, the Party itself and its Affiliates, and its and their respective officers, directors, shareholders, partners, members, attorneys, accountants, employees, agents, successors, and assigns.

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1.15Intellectual Property Rights
“Intellectual Property Rights” means, on a worldwide basis, any and all intellectual and industrial property rights of every kind and nature, however designated, whether arising by operation of law, contract, license, or otherwise including (A) patents, patent applications, patent disclosures, and all related continuation, continuation-in-part, divisional, reissue, reexamination, utility model, certificate of invention and design patents, registrations, and applications for registrations; (B) trademarks, service marks, trade dress, Internet domain names, logos, trade names, and corporate names and registrations and applications for registration thereof; (C) copyrights and registrations and applications for registration thereof; and (D) trade secrets.
1.16Losses
“Losses” means all losses, liabilities, damages, claims, actions, or causes of action, demands, proceedings assessments, fines, penalties, payments, and all related costs, fees, and expenses (including reasonable attorneys’ and other legal fees and disbursements as well as costs and expenses of investigation, litigation, settlement, judgment, interest, and penalties).
1.17Master Services Agreement or MSA
“Master Services Agreement” or “MSA” means Articles 1 through 19 and the preamble, recitals, schedules, attachments, and exhibits to the MSA, but not including any Statements of Work executed under the MSA.
1.18Person(s)
“Person” (or “person”) means any individual, group of individuals, corporation, trust, partnership, limited liability company or partnership, joint venture, unincorporated organization, or any other entity.
1.19Personal Information
“Personal Information” means any data or information that (A) identifies, relates to, describes, is reasonably capable of being associated with, or could reasonably be linked, directly or indirectly, with a particular individual, household, or device (including information relating to the current, former, or prospective customers, applicants, employees, or contractors of Capital One or its Affiliates or visitors to Capital One facilities or Online Properties) or (B) otherwise constitutes “nonpublic personal information,” “personal information,” “personally identifiable information,” “personal data,” “protected health information,” or any similar term under Applicable Laws.
1.20Processing
“Processing” (including its cognates, “Process” or “Processed”) means any operation or set of operations that is performed upon information or data, whether by automatic or other means, including creation, collection, recording, organization, storage, maintenance, access, adaptation, alteration, retrieval, back up, consultation, use, disclosure, dissemination, transport, making available, alignment, combination, blocking, deleting, erasure, or destruction.
1.21Security Incident
“Security Incident” means any actual, or reasonably suspected or threatened, compromise to the security, availability, confidentiality, or integrity of the Services,

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the Systems, or Capital One Personal Information, whether experienced directly by Service Provider or by any Service Provider’s Affiliates or Approved

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Subcontractors, including: (A) the inadvertent, unauthorized, or unlawful disclosure, access, alteration, corruption, inability to account for, transfer, sale, rental, destruction, use, or other Processing of Capital One Personal Information;
(B) any breach of security of, intrusion into, unauthorized access to, or other interference with any System; (C) any material vulnerability in the Security Measures required under Section 12.3 that has or is reasonably likely to result in unauthorized access to, or acquisition of, Capital One Personal Information; (D) unauthorized access to Capital One Confidential Information or Systems by Service Provider Personnel or others who perform work on behalf of Service Provider or the abuse of authorized access to Capital One Personal Information or Systems by Service Provider Personnel; and (E) any event triggering or potentially triggering investigation, response, or notice obligations under Applicable Data Protection Laws.
1.22Service Levels
“Service Levels” means collectively the qualitative and quantitative requirements and standards for the Services.
1.23Service Provider Materials
“Service Provider Materials” means any Intellectual Property Rights independently developed by Service Provider or other materials related to Intellectual Property Rights provided by Service Provider that are not Service Provider Confidential Information prior to the Effective Date and any third-party Intellectual Property Rights licensed by Service Provider prior to the Effective Date.
1.24Service Provider Personnel
“Service Provider Personnel” means those employees of Service Provider, Approved Subcontractors, and Service Provider Affiliates who perform the Services.
1.25System
“System” means any equipment, software, system, facility, network, platform, application programming interface, or other technology used in connection with the Services or the Agreement.
1.26Work
“Work” means any tangible or intangible work, including any invention (whether patentable or non-patentable), know-how, test, research, improvement, specification, document, discovery, process, writing, design, model, drawing, photograph, report, flow chart, diagram, formula, pattern, device, compilation, database, or computer program whether or not protectable under Applicable Laws, that is conceived of, prepared, procured, generated, or produced in performing the Services, whether or not reduced to practice, and including all associated Intellectual Property Rights.
2.SERVICES

2.1Authorization of Services.
Service Provider will perform the services and provide the deliverables set forth in the Agreement (collectively, the "Services"), including those described in

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written statements of work or similar documents (each a “Statement of Work” or “SOW”). Capital One will perform services and provide deliverables as set forth in a SOW.

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Each such SOW will be subject to the terms of this MSA. With respect to any Services that are set forth in an SOW, Capital One may authorize the performance of such Services on an incremental basis pursuant to a Purchase Order (“P.O.”) that references, and is subject to, the terms and conditions of such SOW and this Agreement (in lieu of any preprinted terms and conditions on the P.O.).
2.2Services Used by Affiliates.
Although the Services may be used by Capital One and any one or more of Capital One’s Affiliates, Capital One will remain the obligated Party and the single point of contact for any Services provided to its Affiliates.
2.3Services Locations and Cloud Utilization.

A.If an SOW designates a specific location(s) for the performance of Services, Service Provider may not change that location(s) without Capital One’s prior written approval.

B.Service Provider will create, implement, and maintain a process to review with Capital One all physical locations, by country, where technology will be utilized to provide the Services. Service Provider will maintain all Capital One Confidential Information in the country of origin and establish controls to know the location of all Capital One Confidential Information at all times.
2.4Use of Diverse Business Enterprises and Reporting.

A.It is the policy of Capital One that diverse business enterprises certified to be at least fifty-one percent (51%) owned, managed, and controlled by minorities; women; lesbian, gay, bi-sexual, or transgender persons; or disabled persons (collectively, “DBEs”) have the opportunity to compete for, and participate in, contract awards. Where practicable and consistent with Service Provider's own policies, Service Provider will actively seek and provide opportunities to DBEs to participate in subcontracts, orders, and other business opportunities under the Agreement in a manner that is consistent with the pricing, quality, and service provided by Service Provider.

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3.TERM

B. Service Provider will participate in periodic (not to exceed semi-annually) supplier diversity strategy sessions with Capital One that focus on identifying solutions to increase subcontracting opportunities for DBEs under this Agreement.

The term of the Master Services Agreement begins on the Effective Date and will continue in effect until the later to occur of: (a) the date that is five (5) years after the Effective Date, or (b) the first date upon which there is no SOW in effect (such period, the "Term").
4.SERVICE PROVIDER PERSONNEL

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4.1Service Provider will provide Service Provider Personnel who are fully qualified and legally authorized to perform the Services.
4.2Prior to providing the Services, Service Provider will provide training to certain mutually agreed groups of Service Provider Personnel on applicable consumer protection laws, Applicable Data Protection Laws, and Capital One policies, standards, and procedures, including those related to unfair or deceptive practices. Capital One may review and approve Service Provider training materials or provide its own, which may be web-based, for presentation by Service Provider. Capital One may monitor the provision, and Service Provider will provide satisfactory evidence of completion upon Capital One’s request, of the training programs and materials Service Provider provides to any Service Provider Personnel. In addition, if Capital One provides Service Provider with any updated training materials, Service Provider will promptly provide updated training to each of the mutually agreed Service Provider Personnel who are involved in the provision of the Services.
4.3While at the premises of Capital One or any of its Affiliates, Service Provider will ensure that Service Provider Personnel conduct themselves in a businesslike and professional manner and comply with Capital One's requests, rules, and regulations regarding conduct generally applicable to such premises. If Capital One determines in good faith that continued assignment to the Services of one or more of Service Provider Personnel is not in the best interests of Capital One, then Service Provider will remove such Service Provider Personnel from performing the Services and replace same with person(s) of suitable qualifications.
4.4Service Provider will remain responsible for the obligations, services, errors, omissions, and functions performed by Service Provider Personnel to the same extent as if such obligations, services, errors, omissions, and functions were performed directly by Service Provider, and for purposes of the Agreement, all work performed by Service Provider Personnel will be deemed work performed by Service Provider.
4.5Service Provider may not pay Service Provider Personnel any incentive-based compensation (e.g., compensation that increases as a result of meeting certain goals or standards related to increased or enhanced performance of the Services) if Service Provider Personnel fails to comply with any Applicable Law and such failure to comply has a negative impact on a Capital One customer or group of customers, as determined by Capital One in its reasonable discretion.
5.PROPRIETARY RIGHTS

5.1Rights in Existing Materials.

A.Service Provider will retain its rights in any Service Provider Materials and its related goodwill.
B.So that Capital One or its Affiliates may receive and use the Services as provided in the Agreement, Service Provider grants to Capital One and its

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Affiliates a limited, non-transferable, fully paid up, non-exclusive, revokable license to use for the sole benefit of Capital One and its Affiliates any Service

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Provider Materials included as part of the Services during the Term of the applicable SOW, for the sole purpose of furthering the Services and shall be in conformity with the provisions of the SOW. For the avoidance of doubt, the Service Provider Materials Capital One receives a license to use, as detailed above, shall be agreed to by the Parties in writing, which Service Provider will initiate and include all such Service Provider Materials that are necessary for the Services, Capital One shall not have a right to sublicense or transfer usage of said license. This Agreement does not convent to Capital One any right, title or interest in any Service Provider Materials to Capital One. Capital One shall not take any action that would in any way impair or damage the proprietary rights of Service Provider in the Service Provider Materials. Upon the expiration of an SOW, Capital One shall immediately cease using all such Service Provider Materials it received a license to use in said SOW.
C.Capital One will retain its rights in Capital One Materials and its related goodwill.
D.To the extent that any Capital One Materials are necessary for Service Provider to provide the Services as outlined in a Statement of Work, the Parties will engage in good faith discussions to document the rights/obligations around any necessary license in such SOW, using Section 5.1(B) above as a starting point for such discussions.
5.2Rights in Developed Works.
A.Works developed in connection with the Agreement by Service Provider (alone or jointly with others) (collectively "Developed Works") comprise the following:
(i)modifications to, or derivative works of, existing Capital One Materials (“Capital One Developed Works”);
(ii)modifications to, or derivative works of, existing Service Provider Materials (“Service Provider Developed Works”); and
(iii)newly developed Works commissioned by Capital One under a Statement of Work that do not modify existing Capital One Works or existing Service Provider Works (such Works as described in this clause (iii) collectively "Newly Developed Works"), where such Statement of Work shall provide the ownership details to the Newly Developed Works.
B.Capital One will retain its rights to the Capital One Developed Works referenced in Section 5.2(A)(i) (limited to the extent permitted by the terms of any governing third party licenses) including all copies made from them.
C.Service Provider will retain its rights to the Service Provider Developed Works referenced in Sections 5.2(A)(ii) (limited to the extent permitted by the terms of any governing third party licenses), including all copies made from them.

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D.Capital One Developed Works owned by Capital One pursuant to Section 5.2(B) will be deemed "works made for hire" for Capital One. If and to the extent any such Capital One Developed Works are not deemed "works made

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for hire" by operation of law, Service Provider hereby irrevocably assigns, transfers and conveys to Capital One without further consideration all of its right, title, and interest in such Capital One Developed Works, including all Intellectual Property Rights in such Capital One Developed Works. Capital One and its assigns may obtain and hold in their own names all such Intellectual Property Rights in and to such Capital OneDeveloped Works. Service Provider shall execute, and cause Service Provider Personnel, its affiliates, Approved Subcontractors, subcontractors, and their personnel to execute, any documents or take any other actions as may reasonably be necessary, or as Capital One may reasonably request, to perfect Capital One's ownership of any Capital One Developed Works, without additional consideration and regardless of whether during or after the Term. In particular, Service Provider represents and warrants that it has obtained executed assignment agreements with Service Provider Personnel that assign Intellectual Property Rights in any Works from such persons to Service Provider.
E.Service Provider Developed Works owned by Service Provider pursuant to Section 5.2(C) will be deemed "works made for hire" for Service Provider. If and to the extent any such Service Provider Developed Works are not deemed "works made for hire" by operation of law, Capital One hereby irrevocably assigns, transfers and conveys to Service Provider without further consideration all of its right, title, and interest in such Service Provider Developed Works, including all Intellectual Property Rights in such Service Provider Developed Works. Service Provider and its assigns may obtain and hold in their own names all such Intellectual Property Rights in and to such Service Provider Developed Works. Capital One shall execute, and cause Capital One Personnel, its affiliates, subcontractors, and their personnel to execute, any documents or take any other actions as may reasonably be necessary, or as Service Provider may reasonably request, to perfect Service Provider’s ownership of any Service Provider Developed Works, without additional consideration and regardless of whether during or after the Term. In particular, Capital One represents and warrants that it has obtained executed assignment agreements with Capital One Personnel that assign Intellectual Property Rights in any Works from such persons to Capital One.
6.SERVICE LEVELS

6.1General.
Service Provider will perform the Services in accordance with any Service Levels as may be set forth in the Agreement, including in any SOW.
6.2Failure to Meet Service Levels.

A.Each time Service Provider fails to meet a Service Level, as applicable, Service Provider will promptly: (i) report on the causes of the problem; (ii) advise Capital One of the status of remedial efforts being undertaken with respect to such problem; (iii) minimize the impact of and correct the

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problem(s) and begin meeting the Service Level requirements; and (iv) take appropriate preventive measures so that the problem does not recur.

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B.For any failure(s) of Service Provider to meet Service Levels in an SOW, the Parties will set forth their agreement in such SOW (e.g., the use of “Service Level Credits”).
7.PROJECT AND CONTRACT MANAGEMENT.

7.1Reports and Meetings.
At Capital One’s request, the Parties will determine the type and frequency of reports and performance review meetings to be held between them.
7.2Use of Subcontractors.

A.Service Provider may subcontract the performance of portions of the Services but will remain fully responsible for, and Capital One’s sole point of contact for, the performance and payment of any subcontracted Services to the same extent as if such Services were performed directly by Service Provider. Service Provider may subcontract material portions of the Services only with Capital One’s prior written approval, which shall be obtained by Service Provider providing a list of all material subcontractors (and other information as reasonably requested by Capital One) by the Effective Date, and bi-monthly thereafter as needed to approve any new material subcontractors to Service Provider, and for which Capital One shall not unreasonably withhold written approval. Except as set forth below, criteria for materiality in the performance of the Services include: (i) the potential access to any of Capital One’s computer systems; or (ii) exposure to Capital One Confidential Information including by provision of hosting services or critical infrastructure.
B.In its agreements with its material subcontractors, Service Provider will require of each such material subcontractor the same level of risk mitigation as Capital One requires of Service Provider in the Agreement; and upon reasonable request by Capital One, Service Provider will attest to the same as well as subcontractor compliance with such risk mitigation. Material subcontractors approved by Capital One will be listed in each SOW as "Approved Subcontractors.”
C.Capital One may for cause (e.g., potential violation of Confidentiality provisions in this Agreement or reputational risk to Capital One of being associated with third-party) revoke its approval of an Approved Subcontractor and direct Service Provider to replace such Approved Subcontractor.
D.Service Provider may disclose Capital One Confidential Information to any subcontractor to the extent permitted under Section 12.1(B). Service Provider must have appropriate controls in place, including the performance of audits and monitoring of its Approved Subcontractors’ performance, to ensure full compliance with all of Service Provider’s responsibilities under the Agreement.
E.Service Provider may not pay its Approved Subcontractors any incentive- based compensation (e.g., compensation that increases as a result of meeting certain goals or standards relating to increased or enhanced performance of the Services) if any such Approved Subcontractor fails to

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comply with any Applicable Law and such failure to comply has a negative impact on a Capital

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One customer or group of customers, as determined by Capital One in its sole discretion.
8.AUDITS; RECORDS RETENTION

8.1Audit Rights.

A.Service Provider will, and will cause its Approved Subcontractors to, maintain in English complete auditable records related to its/their performance of the Services and compliance with its/their obligations under the Agreement. During the Records Retention Period, Service Provider will, and will cause its Approved Subcontractor to, provide to Capital One, its auditors and other applicable entities such as external auditors or Capital One Regulators, supervised access for inspection or audit by Service Provider Personnel, including by physical and electronic reviews both onsite and remotely, at all reasonable times (business hours), with Capital One making commercially reasonable efforts to provide a minimum of thirty (30) days’ notice (except in the case of an audit for regulatory reasons or in response to a Security Incident), and at Capital One’s expense (except for Service Provider’s costs/expenses associated with the audit, including for Service Provider Personnel time), to: (i) any facility or part of a facility at which Service Provider is providing the Services; (ii) Service Provider Personnel; and (iii) data, records, Systems, and applications only relating to the Services. Said access for inspection or audit shall be limited to an annual occurrence (except in the case of an audit for regulatory reasons or in response to a Security Incident) during the Records Retention Period.
B.Service Provider will cooperate reasonably with Capital One or its designees concerning audit and inspection functions and examinations required by Capital One Regulators. Capital One's auditors and other representatives will comply with Service Provider's reasonable security requirements made known to Capital One in advance and in writing.
C.Service Provider will maintain internal audit controls necessary to monitor Service Provider's compliance with its obligations under the Agreement and under Applicable Laws. In addition, Service Provider will conduct audits and inspections of or pertaining to the Services in such manner and at such times as is consistent with the audit practices of similar operations performing services like the Services.

8.2Audit Follow-up.
Service Provider will make available promptly to Capital One the results of any finalized audit or inspection conducted by or on behalf of Service Provider or its Affiliates, or by or on behalf of inspectors, Capital One Regulators, or other representatives, relating to Service Provider's operating practices and procedures to the extent relevant to the Services or Capital One. Service Provider and Capital One will promptly meet to review each audit or inspection report after its issuance and to mutually agree upon the appropriate manner, if any, in which to respond to the changes suggested by the audit or inspection report.

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8.3Records Retention.
Unless otherwise directed by Capital One pursuant to other provisions of the Agreement, Service Provider will maintain and provide access upon request to the records, documents, and other information required to meet Capital One’s audit rights under the Agreement until the latest of: (A) three (3) years after expiration or termination of the Agreement; (B) all disputes and other pending matters relating to the Agreement are closed; and (C) the information is no longer required for either Party to comply with Applicable Laws or the expiration of any applicable legal “hold order” as to which Capital One has provided Service Provider with written notice, such period of time the “Records Retention Period.”
9.SAVING CLAUSE
Service Provider’s nonperformance of its obligations under the Agreement will be excused if and to the extent (A) such Service Provider nonperformance results from Capital One’s failure to perform its responsibilities; and (B) Service Provider provides Capital One with reasonable written notice of such nonperformance, and if requested by Capital One, Service Provider uses commercially reasonable efforts to perform notwithstanding Capital One’s failure to perform (with Capital One being responsible to reimburse Service Provider for its additional out-of-pocket expenses for such efforts).
10.CHARGES

10.1General.
Capital One will pay to Service Provider only the charges for the Services, and any associated expenses, specified in the MSA or in an SOW. Service Provider will retain accurate detailed records of any expenses authorized by Capital One and provide them to Capital One for review with any request for reimbursement.
10.2Taxes.
The Parties’ respective responsibilities for taxes arising under or concerning the Agreement are as follows:
A.Each Party is responsible for taxes imposed upon it in its capacity as a business, property owner, or employer.

B.Service Provider is responsible for any sales, use, goods and services, or similar taxes payable by Service Provider on the acquisition or use of goods or services used or consumed by Service Provider in performing the Services.
C.Capital One is responsible for any sales, use, goods and services, or other similar taxes that are assessed on the provision of the Services or any portion of the Services. If Service Provider is required by Applicable Laws to remit such taxes to the respective taxing authorities, Capital One will pay such taxes to Service Provider upon receipt of a proper invoice for the applicable goods and services that separately identifies such taxes and the portion of the Services to which they apply. In addition, Service Provider will notify Capital One at the commencement of the Services of the components upon which it intends to charge Capital One sales and use tax or goods and

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services tax, or both, and the applicable taxing jurisdictions for which it will be collecting and remitting such tax.

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D.The Parties will cooperate with each other to enable each to determine more accurately its own tax liability and to minimize such liability to the maximum extent legally permissible, including by providing any relevant information reasonably requested by the other Party.
E.Service Provider will promptly notify Capital One of, and coordinate with Capital One the response to, and settlement of, any claim for taxes asserted by applicable taxing authorities for which Capital One is responsible under the Agreement, reserving for Capital One all rights to participate in the responses and settlements that are appropriate to its potential responsibilities or liabilities.
F.Capital One may deduct and withhold from any payment to or for the account of Service Provider pursuant to the Agreement any amounts that are required to be deducted and withheld with respect to such payment under any applicable federal, state, local, or foreign law, and, if it so elects, will promptly remit such amounts to the appropriate taxing authority. To the extent amounts are so withhold and paid over, such amounts will be treated for all purposes of the Agreement as having been paid to Service Provider. Capital One will furnish to Service Provider the original or certified copy of a receipt evidencing payment, or other evidence of payment reasonably acceptable to Service Provider.

10.3Incentive-Based Compensation.
Without limiting any other right of Capital One set forth in the Agreement, to the extent that any payments under the Agreement are earned by Service Provider on the basis of an incentive-based compensation structure (e.g., compensation that increases as a result of meeting certain goals or standards related to increased or enhanced performance of the Services), Capital One may elect to reduce or eliminate such increases and incentives if Service Provider fails to comply with any Applicable Law and such failure to comply has a negative impact on a Capital One customer or group of customers, as determined by Capital One in its sole discretion.
11.INVOICING AND PAYMENT

11.1Invoicing.

A.Each SOW or Schedule will be accompanied by a P.O. issued by Capital One and accessible by Service Provider via an online portal maintained by Capital One’s third-party facilitator (currently Coupa™ but subject to change by Capital One upon notice) using login information provided by Capital One or Capital One’s third-party facilitator. Any failure to issue such a P.O., however, will not relieve Capital One of its payment obligations under an SOW or Schedule. The terms and conditions of the Agreement will take precedence over the pre- printed terms and conditions on any P.O.

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B.Service Provider will invoice Capital One in U.S. Dollars for all amounts due under the Agreement monthly, in arrears, within thirty (30) days after the end of each month. Service Provider will submit invoices showing such details as

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reasonably specified by Capital One and, unless otherwise directed by Capital One, using the online portal. If an invoice states that certain charges cannot be determined as of the date of the invoice, or if any charges are inadvertently not included on an invoice, such charges may be added to a later invoice, but in no case later than one-hundred eighty (180) days past the end of the original billing cycle.

C.To the extent Service Provider is required by Applicable Law to collect taxes for which Capital One is responsible under section 10.2(C), Service Provider will separately state on the invoice the amount of taxes and the jurisdiction(s) for which the taxes are being collected.

11.2Payment Due.
Capital One will pay undisputed invoices within thirty (30) days of receipt. Capital One will make payments directly to Service Provider, or to Service Provider’s designated bank, by, at Capital One’s option, wire transfer, ACH transfer or check.
11.3Proration.
Service Provider will compute periodic charges (if any) under the Agreement on a calendar month basis and prorate same for any partial month.
11.4Disputed Charges.
If Capital One disputes a charge in good faith, it will notify Service Provider in writing within 21 days of receiving the applicable invoice, and the parties will work in good faith to resolve said dispute. If the parties determine a disputed charge, already paid by Capital One, should be reversed, Capital One shall include a credit of the disputed amount on the following month’s invoice.
12.CONFIDENTIALITY AND DATA PROTECTION

12.1General Confidentiality.

A.The Parties each acknowledge that they may be furnished with, receive, or otherwise have access to information of or concerning the other Party that such Party considers to be confidential, a trade secret, or otherwise restricted. The Party that receives the Confidential Information of the other Party will not disclose, commercialize, exploit, or otherwise exercise any rights in connection with the Confidential Information of the other Party in any manner or for any purpose except as expressly permitted under the Agreement.
B.Notwithstanding the restrictions in Section 12.1(A), the Parties may disclose Confidential Information of the other Party in the following circumstances:

(i)Subject to the requirements in the following sentence, either Party may disclose Confidential Information as required to satisfy any legal requirement of a competent government body. Prior to any such disclosure, to the extent such Party may legally do so, it will: (a)

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immediately notify the other Party in writing of the order or request to disclose such Confidential Information and the extent of disclosure of Confidential Information required in order to comply with such order or

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request; (b) obtain an appropriate protective order or, where that is not reasonably available, enter into any other formal non-disclosure agreement with the government body or third party acting on its behalf to whom such Confidential Information will be disclosed, as appropriate and allowed for by law; and (c) cooperate fully with the other Party, at the other Party’s expense, to protect against disclosure of any Confidential Information that is not expressly required to be disclosed.
(ii)Service Provider may disclose Capital One Confidential Information to its Representatives only as follows: to Approved Subcontractors and/or its Affiliates for the purpose of assisting Service Provider or its Affiliates in connection with the Services; or to those Representatives necessary for Service Provider to comply with Applicable Law, or to enforce their rights under the Agreement. Prior to any disclosure by Service Provider, Service Provider will advise its Representatives of the confidential nature of such Confidential Information and will ensure that such Representatives are bound by written confidentiality restrictions, if not subject to existing obligations at least as restrictive as those contained in the Agreement.

(iii)Capital One may disclose Confidential Information of Service Provider to its Affiliates, directors, officers, employees, service providers, contractors, agents, accountants, attorneys, and other confidential advisors (“Representatives”) who need to know such Confidential Information for the purpose of assisting Capital One or its Affiliates in connection with the Agreement, complying with Applicable Law, or enforcing their rights under the Agreement. Prior to any disclosure by Capital One, Capital One will advise its Representatives of the confidential nature of such Confidential Information and will ensure that such Representatives are bound by written confidentiality restrictions, if not subject to existing obligations at least as restrictive as those contained in the Agreement.
(iv)In addition, Service Provider agrees and understands that Capital One may share Service Provider’s contact information only (i.e., esg@inspirato.com) with certain third parties that seek Service Provider’s cooperation in assessing environmental sustainability efforts. Service Provider has the sole discretion on whether to participate in any such assessment upon contact from the third party, and the decision on whether to participate will not be viewed as impacting Service Provider’s purported compliance with this Agreement.

C.Unless subject to a higher standard of care elsewhere in the Agreement, including under Sections 12.2 and 12.3 with respect to Capital One Confidential Information, each Party will use at least the same degree of care as it employs to avoid unauthorized disclosure of its own Confidential Information, but never less than commercially reasonably efforts, to prevent

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disclosing to unauthorized parties the Confidential Information of the other Party.

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D.Ownership; License. Each Party’s Confidential Information will remain the property of that Party. Nothing contained in this Section 12.1 obligates a Party to disclose its Confidential Information to the other Party, nor grants to or confers on a Party, expressly or impliedly, any rights or license to the Confidential Information of the other Party.
E.Remedies. Because of the unique nature of Confidential Information, any breach of this Article 12 by a Party would cause the other Party irreparable harm, and money damages and other remedies available at law if there were a breach would not be adequate to compensate the other Party for the breach. Accordingly, the other Party, without the requirement of posting a bond or other security, may pursue equitable relief, including injunctive relief and specific performance, as a remedy for the breach. Such relief will be in addition to all other remedies available to the other Party, whether under the Agreement, at law, or in equity.

12.2Restrictions on Processing Capital One Confidential Information.

A.Service Provider acknowledges that Capital One is a regulated financial institution and that Service Provider’s receipt and Processing of Capital One Confidential Information, including Personal Information and Capital One Data, may be subject to the GLB Act or other Applicable Data Protection Laws.

B.Service Provider will Process Capital One Confidential Information (i) only to the extent necessary to perform the obligations or provide the Services to Capital One under the Agreement and (ii) only for the purpose for which such Capital One Confidential Information was disclosed to or obtained by Service Provider, unless disclosure is otherwise permitted under Section 12.1(B).
C.Service Provider may (i) not retain any Capital One Confidential Information except as specifically provided for in the Agreement, and (ii) retain Capital One Confidential Information only for as long as necessary to perform its obligations under this Agreement, as provided by law, or provide the Services for which the Capital One Confidential Information was provided, in each case, as determined by Capital One. Service Provider will destroy or, if requested by Capital One, return any Capital One Confidential Information that it is not entitled to retain pursuant to the foregoing sentence, pursuant to Capital One’s reasonable instructions.
D.Without limiting the generality of Section 12.2(C), Service Provider will destroy any Capital One Confidential Information that it is not entitled to retain pursuant to Section 12.2(D) or, if requested by Capital One, return such Capital One Confidential Information pursuant to Capital One’s reasonable instructions, upon the earlier of: (i) the expiration or termination of the Agreement; or (ii) at any time upon Capital One’s reasonable request, At a minimum, the return or destruction of Capital One Confidential Information will occur: (i) within sixty

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(60) days of termination or expiration of the Agreement (except as extended during any period of transition services agreed upon by the Parties); or (ii) if requested by Capital One (including pursuant to Capital One’s retention

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policies), as soon as reasonably practicable, but never later than twenty (20) Business Days after such request. Upon reasonable request by Capital One, Service Provider will send Capital One a written certification acknowledging that all Confidential Information has been returned or destroyed, except for information that Service Provider is legally required to retain.
E.The return or destruction of Capital One Confidential Information pursuant to Sections 12.2(D) and (E) will include all originals and copies of Capital One Confidential Information in any medium, and any materials derived from, referring, or related to, or containing or incorporating Capital One Confidential Information. If Applicable Law prevents or precludes the return or destruction of any such Capital One Confidential Information by Service Provider on the date required pursuant to this Section (the “Return Date”), Service Provider will notify Capital One in writing, in reasonable detail, of the reason for not returning or destroying such Capital One Confidential Information on the Return Date. In such case, Service Provider will return or destroy the Capital One Confidential Information as soon as possible after the Return Date.
F.Service Provider must make commercially reasonable efforts to notify Capital One in writing within five (5) Business Days of receipt of any inquiry or request made by or on behalf of a natural person related to the Processing of Personal Information, unless such Personal Information was provided directly to Service Provider from the person, pursuant to this Agreement, including any request to access, port, update, revise, correct, object to Processing, or delete such Personal Information (“Data Subject Requests”). Capital One will inform Service Provider, by emailing privacy@inspirato.com, of any Data Subject Request it receives and will provide any necessary information for the Service Provider to comply with such request. Service Provider will undertake commercially reasonable efforts to assist Capital One in promptly responding to Data Subject Requests, whether Service Provider received the request from or on behalf of the relevant requestor or is notified of a Data Subject Request by Capital One, including with any assistance including as necessary under Applicable Data Protection Laws.
G.Service Provider otherwise agrees to cooperate with Capital One in taking reasonable and appropriate steps to (i) ensure that Service Provider uses Capital One Personal Information (including Personal Information transmitted by a third-party on behalf of Capital One) in a manner consistent with Capital One’s obligations under Applicable Data Protection Laws; and (ii) stop and remediate Service Provider’s unauthorized use of Capital One Personal Information (including Personal Information transmitted by a third-party on behalf of Capital One). Service Provider further agrees to comply with any other requirement or prohibition that is or becomes required to be incorporated into the Agreement as a result of Applicable Data Protection Laws.
12.3Safeguarding Capital One Confidential Information and Systems.

A.Service Provider agrees that it has implemented and will continue to maintain and enforce a written information security program that complies with the

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requirements of this Section 12.3. Service Provider will regularly monitor compliance with its written information security program and will evaluate and

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adjust, as appropriate, its written information security program in light of any relevant changes in technology, the sensitivity of Capital One Confidential Information Processed by Service Provider, internal or external threats or Security Incidents, and material changes to Service Provider’s business.
B.Service Provider’s written information security program will include administrative, technical, and physical safeguards that are appropriate to and commensurate with the risks presented by the nature and scope of the Services and the Processing of Capital One Confidential Information and, at a minimum, are sufficient to (A) ensure the security, confidentiality, reliability, and integrity of the Capital One Confidential Information and any Systems relevant to the Services; (B) protect against any reasonably likely threats or hazards to the security or integrity of Capital One Confidential Information or Systems; (C) protect against any unauthorized access to, use, or other Processing of Capital One Confidential Information and Systems; (D) ensure the proper disposal of Capital One Confidential Information; and (E) without limiting the generality of items (A) through (D) preceding, meet any minimum requirements contained in Applicable Data Protection Laws or applicable industry standards (collectively, the “Security Measures”). Without limiting the foregoing, such Security Measures will include, and Service Provider will comply with: (x) industry standard appropriate policies, governance structures, staffing, monitoring, and assessment procedures; (y) industry standard system hardening, system and device patching (operating system and applications), and proper anti-virus installation, as well as daily signature updates of same; and (z) a documented process for managing, tracking, and logging the protection, retention, and destruction (e.g., shredding) of Capital One Confidential Information, regardless of media or format. Furthermore, Service Provider’s written information security program must be reviewed at least annually.

C.Service Provider must notify Capital One promptly, but in no event later than forty-eight (48) hours, upon initial detection or a reasonable suspicion of a Security Incident. Notification can be made by using the Capital One Cyber Security Operations Center (“CSOC”) Hotline at 844-720-2211 or writing to the SCOC via email at cybersoc@capitalone.com. Such notification will summarize in reasonable detail the circumstances of the Security Incident. Service Provider will also promptly undertake an investigation of such Security Incident and cooperate with Capital One in connection with such investigation, including by (x) providing Capital One with physical access to the facilities and operations affected; (y) facilitating interviews with relevant Service Provider Personnel or others who perform work for Service Provider; (z) preserving and promptly making available to Capital One upon request all relevant records, logs, files, data reporting, and other materials and documentation relevant to Capital One’s investigation; (aa) promptly complying with any reasonable requests that Capital One may make (e.g., changing security credentials) and (bb) providing regular updates to Capital One as material additional information becomes available and providing Capital One with additional information that it may request, in each case, relating to the Security Incident.

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D.Upon receipt of notice of a Security Incident, Capital One may take all reasonable and appropriate steps to: (i) protect Capital One Confidential

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Information; (ii) execute its obligations under Applicable Data Protection Laws; and (iii) implement its data security breach response program. Service Provider will not impede and will cooperate with and undertake all commercially reasonable efforts to assist with, Capital One’s activities pursuant to the forgoing sentence. Subject to the Limitations of Liability, Service Provider will promptly reimburse Capital One for all costs and expenses (including attorneys’ and other legal fees) reasonably incurred by Capital One in connection with a Security Incident caused by any breach of Service Provider’s obligations under this Agreement.

E.Capital One and Service Provider will mutually agree: (i) whether notice of a Security Incident is to be provided to any non-party (e.g., individuals, Capital One Regulators, law enforcement agencies, consumer reporting agencies); (ii) the contents of any such notice; and (iii) whether any type of remediation may be offered to affected individuals, and the nature and extent of any such remediation. Except with Capital One’s prior written consent, Service Provider may not disclose the Security Incident to, or otherwise notify, any third party (other than its insurers, attorneys and other confidential advisors who are assisting Service Provider) in connection with such Security Incident.
13.COMPLIANCE WITH LAWS AND POLICIES

13.1Compliance Generally.
Each Party will perform its obligations in a manner that complies with all Applicable Laws as and to the extent such laws apply or relate to each Party, the provision or use of the Services, or any other act, activity, or responsibility of such Party. This requirement includes identifying and procuring required permits, certificates, approvals, and inspections. In addition, each Party will maintain commercially reasonable policies, procedures, and training designed to promote compliance with its legal and contractual obligations. Service Provider will maintain evidence of its compliance with Applicable Laws. If a charge of non-compliance with any Applicable Laws occurs, the Party so charged will promptly notify the other Party of such charge. Service Provider will reasonably cooperate with Capital One with respect to Capital One's efforts to comply with Applicable Laws.
13.2Customer Complaints.
Without limitation to Section 12.2(E), above, Service Provider must have a written policy or process, which it follows, to disclose and report to Capital One any customer complaints received or discovered by Service Provider due to providing any customer-facing portions of the Services. Service Provider will provide such reports in writing including complaint arising from the Services and complaints arising from any customer use or receipt of any Capital One product or service offering. Service Provider will provide these reports to Capital One on a monthly basis in the form agreed by the Parties. Service Provider will deliver such reports to Capital One within ten (10) Business Days of the end of the month covering the activity of the prior month.
13.3Compliance with Certain Applicable Laws.
Without limiting the generality of Section 13.1:

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A.To the extent applicable to the Services or Service Provider or both, Service Provider is knowledgeable about, and will ensure that the Services are provided in a manner consistent with, the economic or trade sanctions or restrictions administered by the U.S. Government (including all Executive Orders and implementing regulations), such as those administered by the U.S. Department of the Treasury, Office of Foreign Assets Control (“OFAC”).

B.Service Provider may not assign to perform the Services any persons or entities identified on OFAC’s Specially Designated Nationals and Blocked Persons List. Upon reasonable request, Service Provider will provide Capital One with visibility into its OFAC compliance process and controls. Similarly, Service Provider may not assign to perform Services any person or entity that is located in a political geography subject to sanctions implemented by OFAC or another instrumentality of the U.S. Government or that is subject to sectoral sanctions by OFAC or another instrumentality of the U.S. Government.
C.To the extent applicable to the Services (even if not directly attributable to Service Provider), Service Provider is and will continue to remain knowledgeable about, and will remain in full compliance with, all anti-money laundering requirements and legal obligations contained in the Bank Secrecy Act, the USA PATRIOT Act and all implementing regulations and advisory intent, as applicable, of each.

D.Service Provider is and will continue to be knowledgeable about and will perform the Services and Process Capital One Confidential Information in full compliance with, Applicable Data Protection Laws. Service Provider will notify Capital One in writing immediately if Service Provider can no longer meet its obligations related to Capital One Confidential Information under the Agreement or Applicable Data Protection Laws and in any event within such period required under Applicable Data Protection Laws after it makes a determination that it can no longer meet its obligations. Service Provider acknowledges and agrees that its execution of this Agreement constitutes its certification that it understands and will comply with the restrictions set forth in Article 12 (“Confidentiality and Data Protection”).
E.Service Provider is and will continue to be knowledgeable about, and will perform the Services in full compliance with, Applicable Laws governing telephone calling and telemarketing activities in the applicable jurisdictions where the Services include such activities, including the Telephone Consumer Protection Act, 47 U.S.C. § 227 et seq. and its implementing regulations as administered by the Federal Communications Commission and the Telemarketing Sales Rule, 16 C.F.R. § 310.1 et seq. and any applicable state versions of the foregoing.

F.The Parties acknowledge that certain items, including computers, electronic components, telecommunications equipment, software, and technical data, which may be provided under the Agreement, and certain transactions which may be undertaken under the Agreement, may be subject to export controls under Applicable Laws. In providing the Services, Service Provider agrees

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that it will not undertake any transaction in violation of any such exports controls.

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G.UDAAP. Service Provider is and will continue to be knowledgeable about, and will remain in full compliance with, Applicable Laws governing unfair, deceptive, or abusive acts and practices in connection with any transaction with a consumer, including Section 5 of the Federal Trade Commission Act, 15
U.S.C. § 45(a)(1) and Section 1031 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, 12 U.S.C. § 5531, administered by the Consumer Financial Protection Bureau. Service Provider will perform the Services in full compliance with such laws and any requirements, standards, or procedures identified in any SOWs. Service Provider will retain evidence of its compliance with such laws and procedures.

13.4Anti-Bribery and Anti-Corruption.
Service Provider (and its officers, directors, and employees, and any third parties acting on Service Provider’s behalf, at its direction or under its control in connection with the Services), and the Services being directly or indirectly provided by Service Provider, must comply with all Applicable Laws prohibiting bribery and corruption. Such laws may include: (i) the U.S. Foreign Corrupt Practices Act (“FCPA”); (ii) the U.K. Bribery Act 2010; (iii) Canada’s Corruption of Foreign Public Officials Act; and (iv) the anti-bribery and anti-corruption laws of any other country that may have jurisdiction over Service Provider (collectively, the “ABAC Laws”).

13.5Workplace Laws.
Without limiting the generality of Section 13.1, Service Provider, in providing the Services, will comply with all applicable federal, state, and local employment and employee benefits laws, regulations, or orders, including with respect to work authorization and immigration status. In addition, Service Provider will perform the Services in full compliance with the provisions of the Federal Occupational Safety and Health Act of 1970 (the “1970 Act”), with any rules and regulations promulgated pursuant to the 1970 Act, and with any similar state and local laws. Further, Service Provider will employ workers because of their ability to do the job, not because of their personal characteristics. Service Provider will not discriminate against any employee or applicant for employment because of race, color, religion, disability, sex, sexual orientation, gender identity, national origin, age, veteran status, genetic information, or any other unlawful criterion. Service Provider will comply with all applicable laws against discrimination and all related rules, regulations, and orders. Capital One is a federal contractor and as such, but only if applicable, the Equal Opportunity Clauses set forth in 41 C.F.R §§ 60-1.4(a), 60- 300.5(a), and 60-741.5(a), as well as the employee notice found at 29 C.F.R. Part 471, Appendix A to Subpart A are incorporated by reference into the Agreement. Capital One and Service Provider, but as to Service Provider only if applicable to Service Provider as a covered subcontractor, will abide by the requirements of 41 C.F.R. § 60-300.5(a) and 41 C.F.R. § 60-741.5(a). These regulations prohibit discrimination against qualified individuals on the basis of protected veteran status or disability and require affirmative action by covered prime contractors and subcontractors to employ and advance in employment qualified protected veterans and individuals with disabilities.

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13.6Accessibility Requirements.

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A.Regarding all Services that are available to members of the public, Service Provider must ensure that such Services comply with the requirements of Title III of the Americans with Disabilities Acts, 42 U.S.C. §§ 12181 et seq., and its implementing regulations, including those relating to accessible facilities, reasonable modifications of policies and procedures, auxiliary aids and services for effective communication, accessible transportation, and maintenance of accessible features.
B.Service Provider must maintain in conformance with levels A and AA of the Web Content Accessibility Guidelines 2.1 any public facing website, mobile application, or other digital asset that it provides in connection with the Services that: (i) includes Capital One content; or (ii) offers: (a) products, benefits, or services to Capital One customers; or (b) Capital One-branded products, benefits, or services.

14.REPRESENTATIONS, WARRANTIES, AND COVENANTS

14.1Adequate Internal Controls.
Service Provider represents, warrants, and covenants that it has and will continue to have effective enterprise governance practices and adequate internal controls over the Services to ensure Service Provider is being managed in conformity with industry standards, Applicable Laws, and regulatory guidelines and recommendations. In addition, Service Provider will maintain appropriate policies and procedures to ensure that the financial incentives and penalties Service Provider uses to reward Service Provider Personnel performance will be consistent with and in support of Capital One’s commitment to comply with Applicable Laws and regulatory guidance.
14.2Call Recording.
Subject to applicable state law, Service Provider represents, warrants, and covenants that it will record all inbound calls, and will make commercially reasonable efforts to record all outbound calls, pertaining to bookings and customer care with Capital One Customers and maintain a record of such calls for at least one hundred and eighty (180) days from the date of the call. For clarification, Service Provider will not record calls between Capital One Customers and Service Provider trip planners, concierges, or other employees or subcontractors servicing Stays (as defined in SOW No. 59327) while Capital One Cardholder Customers (as defined in SOW No. 59327) are in residence during the Stay. Service Provider will provide Capital One with access to all requested calls and all recorded conversations involving Capital One Customers.
14.3Work Standards.
Service Provider warrants and covenants that it will perform the Services with promptness and diligence and will execute the Services in a workmanlike manner, in accordance with the practices and high professional and accepted industry standards used in well-managed operations performing services like the Services, and as applicable, in a manner meeting the Service Levels.

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14.4Software Ownership or Use.
Service Provider represents and warrants that it is, and covenants that during the Term it will be, either the owner of, or authorized to use, the software provided by Service Provider or used to perform the Services and any software developed by Service Provider as part of the Services.
Service Provider represents, warrants, and covenants that any Work provided to or licensed to Capital One under the Agreement does not and will not incorporate into it software that is subject to an open source or “copyleft” license, or license having similar licensing or distribution models or terms, if such license: (A) creates or purports to create obligations of use with respect to any Work; (B) grants or purports to grant to any third party any rights to any Work; or (C) requires disclosure or furnishing of source code for any portion of any Work to any third party. If Service Provider wishes to incorporate into any Work provided to or licensed to Capital One software that is subject to an open source or “copyleft” license, or a license having similar licensing or distribution models or terms, and at least one of the foregoing obligations, Service Provider must request, in writing, Capital One’s prior written approval. Capital One may approve, condition, or reject its approval in its sole discretion. With respect to the Work provided to Capital One, Service Provider represents, warrants, and covenants that Service Provider has complied, and will continue to comply, with the requirements of any open source or “copyleft” license, or license having similar licensing or distribution models or terms.
14.5Authorization.
Each Party represents and warrants to the other that it has the requisite power and authority to execute the Agreement and to conduct the transactions contemplated by the Agreement without violating any law or regulations, or any judgment, order, or decree of any court or governing instrumentality.
14.6Viruses and Disabling Code.
Service Provider warrants and covenants that it will use commercially reasonable efforts to avoid the coding or introduction of viruses or disabling code into the Systems or Capital One Online Properties used to provide the Services. Service Provider will use commercially reasonable efforts to mitigate any loss of operational efficiency or loss of data caused by such viruses or disabling code.
14.7Cyber Threats or Vulnerabilities.
Service Provider represents and warrants that upon learning of or discovering a known or suspected cyber threat or vulnerability to Capital One Systems or Capital One Online Properties (including notifications received from security researchers, industry resources, or bug bounty programs), Service Provider will promptly notify Capital One and provide commercially reasonable assistance if reasonably requested by Capital One to address such threat or vulnerability.
14.8Disclaimers.
OTHER THAN AS PROVIDED IN THE AGREEMENT, NO EXPRESS WARRANTIES AND NO IMPLIED WARRANTIES, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE PROVIDED UNDER THE AGREEMENT.
15.INSURANCE

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Service Provider will obtain, pay for, and keep in force while performing the Services, and therefore as provided below, the following insurance with a company or companies having
A.M. Best ratings of not less than A-IX:
15.1Statutory workers’ compensation covering all state and local requirements;
15.2Employer’s liability with a minimum limit of $1,000,000 for one or more claims arising from each accident;
15.3Commercial general liability, written on an occurrence basis, including coverage for completed operations, products liability, personal injury, advertising injury, and contractual obligations, with a minimum per occurrence combined single limit of
$1,000,000 and minimum aggregate combined single limit of $2,000,000;
15.4Automobile liability covering all vehicles on Capital One’s property or otherwise used pursuant to Service Provider’s performance of the Agreement, whether owned by Service Provider or otherwise, with a minimum combined single limit per accident of $1,000,000;
15.5Professional liability for errors and omissions covering the Services with a minimum limit of $1,000,000 providing coverage or exercising an extended reporting period for at least three (3) years following completion of the Services;
15.6Cyber / security and privacy insurance covering liability arising from or out of the Services with a minimum limit of $5,000,000 per occurrence including Internet, computer systems, and network liability (providing protection against liability for system attacks, denial or loss of service; introduction, implantation, or spread of malicious software code; and unauthorized access and use), infringement of privacy or intellectual property rights; privacy liability (providing protection against liability for the failure to protect, or wrongful disclosure of or collection of, private or confidential information of individuals or organizations); and losses of Service Provider for cyber- or privacy-related business income loss, data restoration expenses, breach response expenses, and cyber extortion, with such coverage or an extended reporting period for at least three (3) years after completion of the Services; and
15.7Excess or umbrella liability insurance with a minimum limit of $5,000,000 in excess of the insurance coverage described in Sections 15.3 and 15.4, above, with coverage following the form of the underlying insurance programs.
Service Provider will cause its insurers to: (i) to the fullest extent allowed by its insurers, waive all rights of subrogation against Capital One, and its officers, directors, and employees; (ii) name Capital One Services, LLC, and its Affiliates and their respective directors, officers, employees, agents, successors, and permitted assigns and their employees as Additional Insureds under its commercial general liability and, if applicable, umbrella or excess liability policies; and (iii) furnish annually certificates of insurance on standard ACORD forms evidencing that the above insurance is in effect and otherwise complies with the requirements of this Article.
Service Provider will give Capital One thirty (30) days written notice of any material change or alteration in the coverage specified above or cancellation of any policy of insurance required under the Agreement. The carrying by Service Provider of the

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insurance required by the Agreement will in no way be interpreted as relieving Service Provider of any other obligations it may have under the Agreement.

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In addition, Service Provider will require insurance line and limits for Approved Subcontractors, commensurate with the services they provide and industry best practices, but Service Provider will make best efforts to obtain the insurance as set forth in Service Provider’s Independent Contractor Agreement template (which typically requires
$1,000,000 in commercial general liability, $500,000 in automobile liability, workers' compensation as required by applicable law, and employers liability insurance).
16.INDEMNITIES

16.1Indemnity by Service Provider.
Service Provider will indemnify, defend, and hold harmless the Capital One Indemnitees from and against any and all Losses and threatened Losses arising or resulting from, related to, connected with, or based on, directly or indirectly, any of the following:
A.Any claim in relation to the Services or this Agreement of infringement or misappropriation of any Intellectual Property Rights, alleged to have occurred because of systems or any other resources, technology, or anything else provided by Service Provider to Capital One, or based upon performance of the Services, or based upon the Deliverables or Works;
B.Any claim in relation to the Services or this Agreement by a subcontractor, vendor, supplier, service provider, other contractor, or agent of Service Provider arising out of Service Provider's alleged or actual breach or violation of its subcontracting or other contractual arrangements or agreements;
C.Any claim resulting from or related to an alleged or actual act or omission of Service Provider in its capacity as an employer of a person;
D.Any claim in relation to the Services or this Agreement arising out of, or connected with, the alleged or actual negligence, recklessness, willful misconduct, or fraudulent or dishonest acts committed by Service Provider’s employees, agents, subcontractors, vendors, suppliers, service providers, or other contractors, acting alone or in collusion with others, including wrongful conversion of: (i) Capital One’s, or any of its Affiliates’, property; (ii) the property of any customers or patrons of Capital One or any of its Affiliates; and
(iii) the property of others in Service Provider’s possession, care, custody, or control; and
E.Any claim arising out of Service Provider’s alleged or actual negligence, recklessness, willful misconduct, or fraudulent or dishonest acts or omissions in performance of the Services.

F.With respect to Section 16.1(A) above, this indemnity does not extend to any unauthorized modification to or use of the Service Provider Work.

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16.2Indemnity by Capital One.
Capital One will indemnify, defend, and hold harmless the Service Provider Indemnitees from all Losses and threatened Losses arising from, resulting from, related to, connected with, or based on, directly or indirectly, any of the following:
A.Any third-party claim of infringement or misappropriation of any Intellectual Property Rights resulting from any Capital One Work provided to Service Provider by Capital One.
B.Any claim arising out of Capital One’s alleged or actual negligence, recklessness, willful misconduct, or fraudulent or dishonest acts or omissions in connection with this Agreement.

With respect to Section 16.2(A) above, this indemnity does not extend to any unauthorized modification to or use of the Capital One Work.
16.3Additional Indemnities.
Each Party will indemnify, defend, and hold harmless the other Party’s Indemnitees, from all Losses and threatened Losses arising from, related to, connected with, or based on allegations whenever made of, any of the following:
A.the death or bodily injury of any agent, employee, customer, business invitee, or business visitor or other person caused by the tortious conduct of the indemnifying Party;

B.the damage, loss, or destruction of any real or personal property caused or alleged to have been caused by the tortious conduct of the indemnifying Party; and

C.any claim arising out of, or connected with, a Party’s breach of its obligations under Article 13.

16.4Indemnification Requirements and Procedures.
Regarding any claim that is the subject of indemnification under this Article 16, the following requirements and procedures will apply:
A.Notice. Promptly after receipt by any entity entitled to indemnification under Sections 16.1 through 16.3 of notice of the assertion or the commencement of any action, proceeding, or other claim by a third party for which the indemnitee will seek indemnification, the indemnitee will promptly notify the indemnitor of such claim in writing. No failure to so notify an indemnitor will relieve an indemnitor of its obligations under the Agreement, except to the extent that the indemnitor can demonstrate its inability to defend the claim solely attributable to such failure. Within fifteen (15) days after receipt of notice from the indemnitee relating to any claim, but no later than ten (10) days before the date on which any filing is due responding to a third-party action, proceeding, or other claim, the indemnitor will notify the indemnitee in writing if the indemnitor acknowledges its indemnification obligation and elects to assume control of the defense of that claim (a “Notice of Election”).

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B.Procedure Following Notice of Election. If the indemnitor delivers a Notice of Election relating to any claim within the required notice period, the indemnitor may assume sole control over the defense and settlement of such claim, with counsel approved by the indemnitee but who’s approval shall not be unreasonably withheld. If the indemnitor assumes control over the defense of any claim, the indemnitor will provide regular updates to the indemnitee regarding the status of any such claim, will promptly provide copies of all filings, notices, communications, and other material information, and will regularly share information and documents to keep the indemnitee reasonably informed. The indemnitor will also provide any additional information reasonably requested by the indemnitee from time to time relating to any such claim. To the extent any information is required by the indemnitor from the indemnitee in connection with the indemnitor’s defense of any claim, the indemnitor, where practicable, will timely request any such information well in advance of any deadlines.
(i)Any indemnitee may have the right to participate in its own defense of such claim and employ counsel for any reason at all, but the fees and expenses of such counsel will be at the indemnitee’s sole expense; provided, however, that the indemnitor will not have the right to direct the defense on behalf of the indemnitee and will be required to pay the reasonable attorneys’ fees and expenses of such counsel for the indemnitee, such fees and expenses subject to the approval of the indemnitor, which approval shall not be unreasonably withheld (in addition to the indemnitor’s obligation to indemnify indemnitee for any judgment or award or the costs of settlement or compromise of any claim) under any of the following circumstances: (a) the employment of such counsel by indemnitee has been authorized in writing by the indemnitor; (b) the indemnitor has not employed counsel to take charge of the defense within fifteen (15) days after delivery of the applicable notice of a claim for which a defense and indemnity obligation exists, or, having elected to assume such defense, thereafter ceases its defense of any such claim; (c) the indemnitee has reasonably concluded that there may be defenses available to it which are different from or additional to those available to the indemnitor; (d) the indemnitee has reasonably concluded that there may be a conflict of interest between the indemnitor and the indemnitee in the conduct of the defense; (e) the indemnitee has reasonably determined that the claim may adversely affect it or any of its Affiliates other than by way of monetary damages for which it would be entitled to indemnification (including claims possibly affecting the indemnitee’s or any of its Affiliates’ reputation or goodwill, claims seeking injunctive or noneconomic relief, and claims involving criminal charges); or (f) in the reasonable and good faith belief of the indemnitee, the indemnitor has failed to diligently or otherwise defend any claim to the satisfaction of the indemnitee.

(ii)The indemnitee will have the right to review and approve, which approval shall not be unreasonably withheld, the indemnitor’s

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strategies, filings, communications, and positions before they are implemented, filed, or otherwise delivered. The indemnitor must obtain

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the prior written approval, which shall not be unreasonably withheld, of the indemnitee before entering any settlement of any such claim, or before permitting a default or consent to entry of any judgment.

16.5Infringement Remedies.
If any Deliverable or Work used by Service Provider to provide the Services or included in the Services becomes, or in Service Provider's reasonable opinion is likely to become, the subject of an infringement or misappropriation claim or proceeding, in addition to indemnifying the Capital One Indemnitees as provided in this Article 16 and in addition to the other rights Capital One has under the Agreement, Service Provider will:
A.promptly secure the right, at Service Provider’s expense, to continue using the Deliverable or Work; or
B.if this cannot be accomplished with commercially reasonable efforts, then at Service Provider’s expense, replace or modify the Deliverable or Work to make it non-infringing or without misappropriation, if replacement or modification will not degrade the performance or quality of the affected component of the Services; or
C.if Service Provider is unable to accomplish either of these options with commercially reasonable efforts, and only in such event, remove the Deliverable or Work from the Services, in which case the charges will be equitably adjusted to reflect such removal (and if in Capital One’s sole discretion such removal is material to all or any portion of the remaining Services, Capital One may terminate without liability the entire Agreement or such portion of the affected Services).

17.LIMITATION OF LIABILITY

17.1SUBJECT TO SECTION 17.3, AND NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, IN NO EVENT, WHETHER IN CONTRACT OR IN TORT (INCLUDING BREACH OF WARRANTY, NEGLIGENCE AND STRICT LIABILITY IN TORT), OR OTHERWISE, SHALL A PARTY BE LIABLE TO THE OTHER PARTY (OR ANYONE CLAIMING UNDER OR THROUGH THE OTHER PARTY) FOR INDIRECT OR CONSEQUENTIAL, EXEMPLARY, PUNITIVE OR SPECIAL DAMAGES ARISING OUT OF, RESULTING FROM, OR IN ANY WAY CONNECTED WITH THE PERFORMANCE OR BREACH OF THE AGREEMENT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES IN ADVANCE. THE FOREGOING WILL NOT BE DEEMED TO APPLY TO SERVICE LEVEL CREDITS.
17.2Subject to Section 17.3, each Party's total liability to the other, whether in contract or in tort (including breach of warranty, negligence and strict liability in tort) or otherwise arising out of, resulting from, or in any way connected with, the performance or breach of the Agreement shall be limited to an amount equal to the total charges payable to Service Provider pursuant to all Statements of Work

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under the Agreement for the month in which the most recent event giving rise to liability

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occurred plus the charges for the previous eleven (11) months (i.e., a total of twelve
(12) months’ charges), not to exceed Two Million Dollars U.S. ($2,000,000); provided, however, that if such event giving rise to liability occurs during the first twelve (12) months after any SOW Effective Date, the foregoing amount shall include a prorated amount for each month less than twelve (12) based upon the average of the monthly charges actually paid for that SOW.

17.3The limitations set forth in Sections 17.1 and 17.2 shall not apply with respect to any of the following: (i) damages occasioned by the fraud or gross negligence of Service Provider and claims that are the subject of indemnification pursuant to Article 16, which damages are uncapped; (ii) damages occasioned by a Party's breach of its obligations with respect to “Confidential Information” (excluding indemnification for such damages/claims) and damages occasioned by a Party's breach of its respective obligation under the Agreement to comply with Applicable Laws as set forth in Article 13, for which each Party’s liability shall be limited to an amount equal to Ten Million Dollars U.S. ($10,000,000) in the aggregate; and (iii) damages occasioned by the negligence of Service Provider (excluding indemnification for such damages/claims), for which Service Provider’s liability shall be limited to Ten Million Dollars U.S. ($10,000,000).
18.TERMINATION

18.1Termination for Cause.

A.If either Party commits a material breach of the Agreement that is not cured within thirty (30) days after written notice of breach from the non-breaching Party (including, but not limited to, breaches of its obligations under Article 12, (“Confidentiality and Data Protection”), Section 14.1 (“Adequate Internal Controls”), Section 19.11 (“Service Marks”), or fails to comply with any Applicable Laws), then the non-breaching Party may, by giving written notice to the breaching Party, terminate the Master Services Agreement and/or any SOWs, without liability and without prejudice to the non-breaching party’s other rights under the Agreement, as of a date specified in the notice of termination. Provided, however, that if the breach, in the non-breaching Party’s reasonable discretion is not susceptible to cure within such 30-day period, the thirty (30) day cure period shall be extended, in the non-breaching Party’s commercially reasonable discretion, if the breaching Party commences to cure the breach within such period and thereafter diligently proceeds to complete such a cure. The cure period above does not apply (or may be shortened) if stated otherwise in a Statement of Work.

B.If Capital One fails to pay Service Provider when due undisputed charges for two (2) consecutive months after the applicable due date and continues to fail to make such payment for thirty (30) days after written notice from Service Provider, Service Provider may, by giving written notice to Capital One, terminate the SOW as of a date specified in the notice of termination which is at least thirty (30) days thereafter.

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C.Upon any termination of this Agreement pursuant to this Section 18.1, the non- breaching Party will take all reasonable steps (under the circumstances) to minimize damages caused to it by such breach.
18.2Termination for Bankruptcy.
A.A Party may terminate the Master Services Agreement, and/or part or all of any or all SOWs without liability, if the other Party: (i) commences proceedings to be adjudicated bankrupt or insolvent; (ii) consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking an arrangement of debt, reorganization, dissolution, winding up or relief under applicable bankruptcy law; (iii) consents to the appointment of a receiver, interim receiver, receiver and manager, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property; (iv) makes a general assignment for the benefit of its creditors; or (v) a court of competent jurisdiction enters an order or decree ordering any of the relief set forth in (i)-(iv) and such order remains unstayed and in effect for thirty (30) days.
B.In addition, in the event that the Service Provider becomes subject to any petition under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”), it shall, within three (3) Business Days of date of the filing of such petition (the “Petition Date”), file a motion seeking to protect customer programs and honor prepetition obligations to customers regarding any Stays (as defined in Statement of Work No. 59327) in the ordinary course. In particular, Service Provider shall seek relief from the automatic stay and, to the extent necessary, any other appropriate relief, to permit Service Provider to (x) honor any Stays booked prior to the Petition Date, or (y) to the extent Service Provider reasonably believes it is unable to honor any Stays, follow the same Stay relocation procedure it ordinarily uses in the event of a Stay Disruption under Section 3.1(a)(VIII) of Statement of Work No. 59327, including offering to (i) relocate the involved Cardholder Customers to another comparable location, availability depending; or (ii) provide a full refund in the original form of payment. For the avoidance of doubt, the expiration or termination of Statement of Work No. 59327 will not relieve Service Provider of its obligations under this provision.
18.3Termination upon Change of Control.
A.Definition. As used in Sections 18.3(B) and (C), “Change of Control” means: a transaction or series of related transactions in which (i) an entity, directly or indirectly acquires control of (a) Inspirato Incorporated (“Parent”), Service Provider or any material direct or indirect subsidiary thereof or (b) all or a majority of all of the assets or equity of Parent, Service Provider or any material direct or indirect subsidiary thereof; or (ii) Parent or Service Provider, directly or indirectly, is merged with or into another entity or engages in any other business combination transaction, other than a transaction in which the equity holders of Parent or Service Provider, as applicable, holding equity outstanding immediately prior to the transaction continue to own a majority of the outstanding equity of the resulting or continuing entity (or its ultimate corporate parent) immediately after such transaction.

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B.Change of Control of Service Provider. If a Change of Control occurs, then Capital One may terminate the Master Services Agreement, and/or any or all SOWs without liability, by giving Service Provider written notice designating a date at a minimum of thirty (30) days in advance upon which such termination will be effective.
C.In addition to Capital One’s termination right set forth in Section 18.3(B), in the event that any third-party (“Change of Control Third-Party”) provides a written term sheet, offer or other proposal to Service Provider (or any Affiliate thereof, or any officer or director or representative of Service Provider or any Affiliate thereof) with respect to a transaction that could reasonably result in a Change of Control, Service Provider must provide Capital One with written notice (a “Change of Control Notice”) within five (5) days of receipt of such term sheet, offer or proposal. Service Provider shall not be required to provide any specific details with respect to the terms of the potential transaction in a Change of Control Notice, including the identity of the Change of Control Third Party. Service Provider must notify any Change of Control Thirty-Party of its obligation to disclose such offer on a no-name basis. Service Provider shall keep Capital One informed on a reasonably timely basis of material developments with respect to such offer (e.g., is the Service Provider pursuing such offer, are negotiations taking place with respect to such offer, have discussions been terminated, etc.). Notwithstanding any termination by Capital One pursuant to Section 18.3(B), Service Provider shall provide Capital One written notice of the consummation of any Change of Control at least seventy- two (72) business hours prior to the consummation of a Change of Control.
D.Change of Control of Capital One. If (i) another entity, directly or indirectly, in a single transaction or series of related transactions, acquires control of Capital One or its parent Capital One Financial Corporation ("COFC") or all or substantially all of the assets of Capital One or COFC; (ii) COFC is merged with or into another entity; or (iii) in a single transaction or series of related transactions, COFC acquires control of an entity that is substantially similar in size to COFC, then Capital One may terminate the Master Services Agreement and/or any or all SOWs, by giving Service Provider written notice designating a date at a minimum one hundred and eighty (180) days in advance upon which such termination will be effective (for clarification, notwithstanding the notice requirement, Capital One can only commit the new entity to keep the inventory live and available to Capital One Cardholder Customers (as defined in SOW 59327) for bookings, for a minimum of sixty (60) days during this notice period). Prior to exercising such right to termination, however, Capital One agrees to use its best efforts to maintain the status quo of this Agreement post- change of control, but incorporating changes as needed to account for the change in control. If Capital One exercises such right to termination during the initial Term of this Agreement (five (5) years), then Capital One will be responsible for reimbursement of Service Provider’s reasonable out of pocket technology integration and implementation costs. Any such exercise of this termination right does not impact the Parties’ rights/obligations as set forth in the Investment Agreement between Inspirato, Inc., Inspirato LLC, the Other Guarantor Subsidiaries (as

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defined therein) and Oakstone Ventures, Inc. dated August 7, 2023 (the “Financing Arrangement”), and will not modify, terminate or accelerate any terms or payments under said Financing Arrangement.

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18.4Termination for Regulatory Objection.
If any Capital One Regulator objects to the Agreement or any aspect of Service Provider’s provision of the Services such that Capital One is required to end some/all of the services from Service Provider, Capital One may terminate the Master Services Agreement and/or any or all SOWs without liability, upon written notice to Service Provider.
18.5Termination Based on Minimum Liquidity Threshold.
Capital One may terminate the Master Services Agreement, and/or any or all SOWs, without liability, at any time, if Service Provider fails to meet an end of month cash balance of at least ten million dollars ($10,000,000) (“Minimum Liquidity Threshold”). No later than seven (7) Business Days after the end of each month, Service Provider shall certify to Capital One, in a written instrument executed by a member of senior management of Service Provider, that its end of month cash balance for such month is at least equal to the Minimum Liquidity Threshold. Prior to exercising such right to termination, however, Service Provider shall have three (3) Business Days after the date of written certification to increase the cash balance to at least ten million dollars ($10,000,000); provided, however, that Service Provider shall be provided with one (1) such cure period in a rolling three hundred and sixty-five (365) day period.
19.GENERAL

19.1Continued Performance.
Except as otherwise directed by the other Party, in writing, each Party will, to the extent practicable, continue performing its obligations under the Agreement while any dispute is being resolved.
19.2Governing Law and Dispute Resolution.
The Agreement, and any matter arising from or in connection with it, shall be governed by and construed in accordance with the laws of the State of New York, exclusive of its choice of law rules. Any dispute, controversy or claim arising under, out of, in connection with this Agreement will be resolved by final and binding arbitration conducted in accordance with and subject to the Commercial Arbitration Rules of the American Arbitration Association (“AAA”) then applicable. One arbitrator will be selected by the Parties’ mutual agreement or, failing that, by the AAA, and the arbitrator will allow such discovery as is appropriate, consistent with the purposes of arbitration in accomplishing fair, speedy and cost-effective resolution of disputes. The arbitration will take place in New York, New York. Any award entered by the arbitrator(s) shall be final and judgment thereon may be entered in any court having jurisdiction. In any action to enforce this Agreement, the prevailing Party will be entitled to costs and attorney’s fees. In the event that any terms of this Agreement are held by a court or other tribunal of competent jurisdiction to be unenforceable, such provisions shall be limited or eliminated to the minimum extent necessary so all other terms shall otherwise remain in full force and effect. The above Section 19.1 does not apply to either Party’s right to obtain injunctive relief, including under Section 12.1(E) in this Agreement.
19.3Waiver of Jury Trial.

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THE PARTIES UNCONDITIONALLY AND IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF

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ACTION ARISING DIRECTLY OR INDIRECTLY OUT OF, RELATED TO, OR IN ANY WAY CONNECTED WITH, THE PERFORMANCE OR BREACH OF THE AGREEMENT, THE RELATIONSHIP THAT IS BEING ESTABLISHED BEWTEEN THEM, OR THE TRANSACTIONS CONTEMPLATED IN THE AGREEMENT.
19.4Binding Nature and Assignment.
The Agreement will be binding on the Parties and their respective successors and assigns. Neither Party may assign its rights under the Agreement or, subject to Section 7.2, delegate its obligations under the Agreement, without the prior consent of the other (which consent shall not be unreasonably withheld), except that Capital One may assign its rights and delegate its obligations under the Agreement without the approval of Service Provider to: (A) an entity which acquires all or substantially all of the assets of Capital One; Capital One Bank (USA), National Association; Capital One, National Association; or COFC; (B) to any Affiliate; (C) to the successor in a merger, acquisition, or liquidation of Capital One; Capital One Bank (USA), National Association; Capital One, National Association; or COFC; or (D) an entity which acquires substantially all of the assets or operations of any business line of Capital One; Capital One Bank (USA), National Association; Capital One, National Association; or COFC by operation of law, order of court, or exercise of regulatory authority in the context of the resolution, restructuring, or liquidation of COFC or any of its Affiliates. Any assignment by operation of law, order of any court, or pursuant to any plan of merger, consolidation, or liquidation, will be deemed an assignment for which prior consent is required, and any assignment made without consent will be void and of no effect as between the Parties.
19.5Notices.
All notices, requests, demands, and determinations under the Agreement (other than routine operational communications) must be in writing and will be deemed duly given:
A.when delivered personally (against a signed receipt);

B.on the designed day of delivery (other than a weekend or US Federal government holiday) after being timely given to an express overnight courier with a reliable system for tracking delivery;

C.four (4) Business Days after the day of mailing, when mailed to an address in the United States by United States mail, registered or certified mail, return receipt requested and postage prepaid; or
D.five (5) Business Days after the day of mailing, when mailed to an address in the continental United States from outside of the continental United States by local mail service, registered or certified mail, return receipt requested and postage prepaid, and addressed as follows:
In the case of Capital One: Capital One Services, LLC Attn: Jennifer Scheurich, VP 1680 Capital One Drive Tysons, VA 22102

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With copies to:
Capital One Services, LLC    Capital One Services, LLC Attn: Chief Counsel, Transactions    Attn: Chief Procurement Officer 1680 Capital One Drive    15000 Capital One Drive
Tysons, VA 22102    Richmond, VA 23238

In the case of Service Provider: Inspirato LLC
Attn: LEGAL 1544 Wazee St.
Denver, CO 80202 legal@inspirato.com

Either Party may from time to time change its address or designee for notification purposes (if in the United States) by giving the other Party prior notice of the new address or designee and the date upon which it will become effective.
19.6Relationship of Parties.
In furnishing the Services, Service Provider is acting as an independent contractor, and the Parties do not intend to create a contract of agency, a joint venture, or a partnership of any type.
19.7Non-Exclusivity.
Capital One may perform itself, or acquire from other third parties, services similar or identical to the Services.
19.8Severability.
If any provision of the Agreement conflicts with the law under which the Agreement is to be construed or is held invalid by a competent authority, such provision will be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with Applicable Laws and the remainder of the Agreement shall continue to be valid and enforceable.
19.9Survival.
Any provision of the Agreement that contemplates performance or observance after termination or expiration of the Agreement will survive termination or expiration of the Agreement and continue in full force and effect.
19.10Public Disclosures.
All media releases, public announcements, and public disclosures by either Party relating to the Agreement must be coordinated with an approved in writing by the other Party prior to release except when required to meet legal or regulatory requirements in which case the Parties will work together to limit the disclosure to the minimum necessary.
19.11Use of Marks.
A.Capital One Marks.

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(i)Service Provider acknowledges Capital One's (and its Affiliates') ownership of and proprietary interest in its (their) Marks. "Mark(s)"

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means any and all trademarks, service marks, trade dress, logos, trade names, and corporate names, whether or not registered. During the Term of the Agreement, Capital One grants to Service Provider a limited, nonexclusive, nontransferable, royalty-free, revocable license, with no right to sublicense, to use certain of Capital One's Marks as specified by Capital One and, further, solely as is necessary to perform Service Provider's obligations under the Agreement. The Parties acknowledge and agree that (i) the license granted by Capital One in this Section is an integral, non-severable provision of this Agreement;
(ii) this license is personal to Service Provider based on Capital One’s belief that Service Provider will provide quality services to Capital One’s customers in a manner that will not damage the Mark(s); and (iii) that
U.S. trademark law and other applicable non-bankruptcy law excuses a party, without its consent, from accepting performance from or rendering performance to anyone other than the other party; and that this agreement constitutes an executory contract of the kind specified in Section 365(c)(1) of the Bankruptcy Code for which Capital One does not consent to any such assumption or assignment. The Parties further acknowledge and agree that Section 365(e)(1) of the Bankruptcy Code does not prevent termination of rights and licenses hereunder, and that Section 365(e)(2) of the Bankruptcy Code permits such termination, in each instance on the terms and subject of the Agreement. Each of the Parties hereby waives the protections of the "automatic stay" contained in Section 362 of the Bankruptcy Code to the extent required to permit each other Party to exercise any rights of termination under the Agreement or this SOW.

(ii)Service Provider must use Capital One Marks in accordance with graphic standards and similar criteria provided by Capital One. Capital One has the right, upon reasonable notice and at all reasonable times during business hours, to inspect Service Provider's use of Capital One Marks and representative promotional materials that Service Provider uses or proposes to use in connection with Capital One Marks. Capital One shall be given a reasonable period of time (of not less than ten (10) Business Days prior to any proposed publication date) to review, comment, or approve each proposed use of the Capital One Marks by Service Provider, prior to any use or publication thereof. In the event that Capital One does not provide its express written approval (email sufficient) during the ten (10) Business Day review period, unless Capital One expressly agrees to extend the review period in writing (email sufficient), then Capital One will be deemed to have denied Service Provider’s use of such Capital One Marks in the proposed promotional materials.

(iii)Service Provider will include in all communications that contain a Capital One Mark appropriate disclosure information regarding any such Mark as provided to Service Provider and required by Capital One. Service Provider will, upon Capital One's request, append the

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symbol "®" or "TM", as applicable, to the first use in any document of any Capital One Mark.

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B.Service Provider Marks
(i)Capital One acknowledges Service Provider’s ownership of and proprietary interest in its Marks. During the Term and subject to the terms and conditions hereof, Service Provider grants to Capital One (and Affiliates) a limited, nonexclusive, nontransferable, royalty-free, revocable license, with no right to sublicense, to use certain of Service Provider’s Marks as specified by Service Provider and, further, solely as is necessary to perform Capital One’s obligations or use the Services under the Agreement.
(ii)With respect to any proposed public uses of Service Provider’s Marks by Capital One, Capital One shall seek prior written approval (email sufficient) from Service Provider prior to using the Service Provider’s Marks. Service Provider shall not unreasonably condition, delay, or deny such approval. Capital One shall provide Service Provider with a representative sample of proposed public-facing materials incorporating any of the Service Provider’s Marks, and shall provide Service Provider with at least five (5) Business Days to review or comment on Capital One’s proposed use of the Service Provider’s Marks. The foregoing is provided however, that if Service Provider does not expressly deny Capital One’s use of such Service Provider’s Marks in writing (email sufficient) within five (5) Business Days’ of its receipt of the relevant representative sample(s), then Service Provider shall be deemed to have consented to Capital One’s proposed use of such Service Provider’s Marks in the submitted representative samples. If Service Provider does provide a timely rejection of Capital One’s proposed use, then Service Provider shall explain in writing why approval was withheld. Capital One shall then have the right to re- submit a request for approval if Capital One believes that the issue has been addressed or if circumstances surrounding the request have changed. Capital One agrees to comply with written usage guidelines and quality control standards established with respect to Service Provider’s Marks as may be provided by Service Provider to Capital One from time to time during the Term. Once a representative sample incorporating any Service Provider’s Marks has been approved (either expressly or through Service Provider’s failure to provide a timely denial), Capital One need not seek further approval to use the same Service Provider’s Marks in materials substantially similar to the submitted representative sample(s). Service Provider further agrees that to the extent Capital One’s use of any Service Provider’s Marks is material to the performance of any of its obligations under this Agreement or any SOW, if Service Provider denies Capital One use of the necessary Service Provider’s Marks, then Capital One shall be alleviated of such obligations until the necessary approval has been provided.

(iii)Capital One will include in all communications that contain a Service Provider Mark appropriate disclosure information regarding any such

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Mark as provided to Capital One and required by Service Provider. Capital One will, upon Service Provider 's request, append the symbol

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"®" or "TM", as applicable, to the first use in any document of any Service Provider Mark.

19.12Third Party Beneficiaries.
Except as expressly provided in this Section 19.12, the Agreement is entered into solely between, and may be enforced only by, Capital One and Service Provider, and the Agreement will not be deemed to create any rights in third parties, including suppliers and customers of a Party, or to create any obligations of a Party to third parties. Affiliates of Capital One are intended beneficiaries of the Agreement, with the right to enforce through Capital One all the rights intended to be granted to them in the Agreement, including any licenses granted in Sections 5.1. Service Provider’s parent company, Inspirato Inc., is an intended beneficiary of the Agreement, with the right to enforce through Service Provider all the rights intended to be granted to them in the Agreement.
19.13Interpretive Guidance.
Use of the words “include,” “includes,” or “including” in the Agreement is deemed to be followed by the words “without limitation” or “but not limited to.”
19.14Entire Agreement; Amendment.
The Agreement constitutes the entire agreement between the Parties with respect to the subject matter contained in the Agreement and supersedes all prior correspondence, discussions, agreements, and understandings entered between the Parties, whether written or oral, with respect to such subject matter. No change to the Agreement will be valid unless in writing and signed and delivered by authorized representatives of both Parties. If the Parties mutually agree to sign the Agreement (or any ancillary document or amendment to the Agreement) electronically or digitally, to the extent so mutually agreed and so electronically or digitally signed by authorized representatives of both Parties, such electronic or digital signature will be deemed a writing signed by authorized representatives as required above and be deemed sufficient to so modify, terminate, or change the Agreement. Separately, any Party may electronically or digitally sign a notice of termination that is delivered pursuant to the Agreement, which notice will be deemed sufficient to so terminate the Agreement or any SOW issued pursuant to the Agreement.
19.15Order of Precedence; Effect of Agreement, Exhibits, and Schedules on SOWs.
If there is a conflict between any provision of these Articles 1 through 19 and of any Exhibit, Schedule, or SOW, then the provision of these Articles will take precedence over any conflicting provision in an Exhibit, Schedule, or SOW, unless the Exhibit, Schedule, or SOW specifically references the provision of the Articles that it purports to modify. Anything contained in any combination of the Master Services Agreement or any schedule, exhibit, or amendment to the Master Services Agreement will apply to all SOWs under the Agreement, unless specifically stated otherwise in said Master Services Agreement, schedule, exhibit, or amendment.

[SIGNATURES ON THE FOLLOWING PAGE]

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The Parties have each caused the Agreement to be signed and delivered by its duly authorized representative.
INSPIRATO LLC    CAPITAL ONE SERVICES, LLC

By:        By:

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Robert Kaiden
Name:

Name: Jennifer Scheurich

Title: Chief Financial Officer        Title: VP of Capital One Travel

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